Stillwater Mining Discloses 2010 Mine Production Results

BILLINGS, MT -- (Marketwire - January 12, 2011) - STILLWATER MINING COMPANY (NYSE: SWC) announced today that its mined production of palladium and platinum totaled 485,100 ounces for the full year 2010. This was at the high end of the Company's most recent guidance (475,000 to 485,000 ounces) and in particular reflected excellent performance for the year at the East Boulder Mine. As announced previously, Stillwater Mine has struggled with lower-than-planned ore grades and some intermittent operational challenges throughout much of 2010, especially in the off-shaft area of the mine, which historically has produced much higher ore grades.

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             First        Second       Third        Fourth       Full Year
Mined Ounces Quarter 2010 Quarter 2010 Quarter 2010 Quarter 2010 2010
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Stillwater
 Mine        96,300       79,200       89,600       86,600       351,700
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East Boulder
 Mine        32,700       33,400       32,800       34,500       133,400
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Company
 Total       129,000      112,600      122,400      121,100      485,100
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The table above shows the Company's combined quarterly production of palladium and platinum for each mine by calendar quarter during 2010. By way of comparison, the Company's combined total mine production of palladium and platinum in 2009 totaled 529,900 ounces, including 393,800 ounces from the Stillwater Mine and 136,100 ounces from the East Boulder Mine.

Mined tons fed to the mill during 2010 averaged 2,127 tons per day at the Stillwater Mine and 1,097 tons per day at the East Boulder Mine. The corresponding mill feed rates for 2009 were 2,129 tons per day at Stillwater and 1,116 tons per day at East Boulder. These steady productivities make it clear that the variation in ounce production between 2009 and 2010 was essentially all attributable to differences in realized ore grades.

Commenting on these results, Frank McAllister, the Company's chairman and CEO, noted, "While obviously the Company's mined ounce production declined in 2010 relative to the prior year, I am encouraged that mining productivities, measured in mill feed tons per day, continued strong in 2010. Average realized ore grades will vary depending on the active region of the mine and on the specific mix of stopes that are available to mine at any point in time, but maintaining mining productivity is key to the long-term performance of these properties. In our 2011 mine planning, we have had the opportunity to focus carefully on the mix of ore grades available -- in particular we intend to resume mining on the east side of the Stillwater Mine, which characteristically has had stronger ore grades, albeit often with more difficult ground conditions. Additionally we will increase our spending on infrastructure development underground at both mines in 2011, which should make additional mining stopes available in future periods and so increase our flexibility to shift among mining areas and better balance our average realized grade."

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its Website: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding the resource potential of undeveloped mining areas, the timing and cost of future development efforts, and the Company's potential future growth profile. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2009 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

CONTACT:
Gregory A. Wing
(406) 373-8700